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Rocky Mountain Internet, Inc.
Denver, Colorado



We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 23, 1996 relating to the statements of operations, stockholders' equity (deficit) and cash flows of Rocky Mountain Internet, Inc. for the year ended December 31, 1995.

We also consent to the reference to our firm under the caption "Experts' in such Registration Statement.



                                          /s/ McGLADREY & PULLEN, LLP


Charlotte, North Carolina
May 11, 1998